PBHG ADVISOR FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

        PBHG Advisor Funds, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST: Under authority contained in the charter of the Corporation (the "Charter"), the Board of Directors of the Corporation, by unanimous written consent dated July 28, 1998, (a) classified and designated (i) 300,000,000 shares of Common Stock (as defined in the Charter) as shares of the PBHG Advisor Financial Services Fund series and (ii) 300,000,000 shares of Common Stock (as defined in the Charter) as shares of the PBHG Advisor Health Care Fund series, and (b) further classified and designated such shares, in equal numbers, within each such series as Class A Shares, Class B Shares and Class I Shares, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of Class A Shares, Class B Shares and Class I Shares of Common Stock, respectively, as set forth in Article IV of the Charter and in any other provisions of the Charter relating to stock of the Corporation generally, except that Class B Shares shall have the additional preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Section 4.4(b) of the Charter.

        SECOND: As of the filing of these Articles Supplementary, the Corporation shall have authority to issue 10,000,000,000 shares of Common Stock, $0.001 par value per share, having an aggregate par value of $10,000,000. Of these shares:

                (a) 5,700,000,000 shares have been classified in the following series (portfolios): 300,000,000 shares of the PBHG Advisor Core Value Fund series (of which 100,000,000 shares are classified as Class A Shares, 100,000,000 as Class B Shares and 100,000,000 as Class I Shares); 300,000,000
shares of the PBHG Advisor Blue Chip Growth Fund series (of which 100,000,000 shares are classified as Class A Shares, 100,000,000 as Class B Shares and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Cash Reserves Fund series (of which 100,000,000 shares are classified as Class A Shares, 100,000,000 as Class B Shares and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor High Yield Fund series (of which 100,000,000 shares are classified as Class A Shares, 100,000,000 as Class B Shares and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Enhanced Equity Fund series (of which 100,000,000 shares are classified as Class A Shares, 100,000,000 as Class B Shares and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Growth II Fund series (of which 100,000,000 shares are classified as Class A Shares, 100,000,000 as Class B Shares and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Large Cap Concentrated Fund series (of which 100,000,000 shares are classified as Class A Shares, 100,000,000 as Class B Shares and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Trend Fund series (of which 100,000,000 shares are classified as Class A

Shares, 100,000,000 as Class B Shares and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Value Opportunities Fund series (of which 100,000,000 shares are classified as Class A Shares, 100,000,000 as Class B Shares and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Global Technology & Communications Fund series (of which 100,000,000 shares are classified as Class A Shares, 100,000,000 as Class B Shares and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Growth Opportunities Fund series (of which 100,000,000 shares are classified as Class A Shares, 100,000,000 as Class B Shares and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor New Contrarian Fund series (of which 100,000,000 shares are classified as Class A Shares, 100,000,000 as Class B Shares and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor New Opportunities Fund series (of which 100,000,000 are classified as Class A Shares; 100,000,000 as Class B Shares and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor REIT Fund series (of which 100,000,000 shares are classified as Class A Shares, 100,000,000 as Class B Shares and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Master Fixed Income Fund series (of which 100,000,000 are classified as Class A Shares, 100,000,000 as Class B Shares and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Short-Term Government Fund series (of which 100,000,000 are classified as Class A Shares, 100,000,000 as Class B Shares and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Defensive Equity Fund (of which 100,000,000 are classified as Class A Shares, 100,000,000 as Class B Shares and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Financial Services Fund series (of which 100,000,000 are classified as Class A Shares, 100,000,000 as Class B Shares and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Health Care Fund (of which 100,000,000 are classified as Class A Shares, 100,000,000 as Class B Shares and 100,000,000 as Class I Shares); and

                (b) 4,300,000,000 shares are shares of Common Stock without further classification.

        THIRD: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

        IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its President and attested to by its Secretary on July 28, 1998.

WITNESS:                                                PBHG ADVISOR FUNDS, INC.


/s/ John M. Zerr                         By: /s/ Gary L. Pilgrim (SEAL)
-----------------------                      -----------------------------------
John M. Zerr, Secretary                      Gary L. Pilgrim, President


                                        3